Exhibit 99.1

Contacts:	Christine Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES Q4 AND FULL YEAR 2012 RESULTS

Full Year Revenue Increased 30.2% y/y to $473.7M

Full Year GAAP EPS of $0.57; Adjusted EPS of $0.86

Q4 Revenue Increased 33.5% y/y to $133.1M

Q4 GAAP EPS of $0.23; Adjusted EPS of $0.27

NEW YORK, N.Y., February 22, 2013—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial results for the fourth quarter and full year ended December 31, 2012.

For the quarter ended December 31, 2012, revenue increased 33.5% to $133.1 million, compared to $99.7 million for the same period a year ago. Net income for the quarter was $20.0 million or $0.23 per diluted common share compared to net income of $11.1 million or $0.13 per diluted common share for the same period a year ago, an increase of 79.6%.  Fully diluted GAAP earnings per share (EPS) for the quarter increased 76.9% y/y to $0.23 and adjusted EPS increased 58.8% y/y to $0.27.

For the year ended December 31, 2012, revenue increased 30.2% to $473.7 million, compared to $363.8 million for the same period a year ago. Net income for the year ended December 31, 2012 was $50.5 million or $0.57 per diluted common share, compared to net income of $47.8 million or $0.55 per diluted common share for the same period a year ago, an increase of 5.7%.  Fully diluted GAAP EPS for the full year increased 3.6% y/y to $0.57 and adjusted EPS increased 30.3% y/y to $0.86.

“Although 2012 was a challenging year for HMS, not least because of the health insurance industry’s struggle to fully implement new claim transaction formats, the Company achieved a revenue increase in excess of 30%, with both acquisitions and organic growth contributing.  And importantly, our results demonstrate a steady momentum in all three of our major markets — Medicaid, Medicare and commercial.  From a strategic perspective, we enter the post-election year with much better visibility into the future shape of healthcare reform and the role we will play in implementing key provisions of the Affordable Care Act,” commented Bill Lucia, President and Chief Executive Officer.

“So we begin 2013 not only with a strong core business, but also with significant early stage opportunities across the company, including implementing our Medicaid RAC contracts; expanding our footprint in the fraud, waste, and abuse and analytics market; and taking our eligibility verification services to the States and their new health insurance exchanges,” added Lucia.  “These initiatives, together with our leadership in both Medicaid and Medicare, and a steadily growing presence in the commercial market, position us well for delivering sustainable growth in 2013 and for years beyond.”

Q4 2012 Conference Call

HMS will report its fourth quarter and full year 2012 financial and operating results at 9:00 a.m. ET on Friday, February 22, 2013.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at (877) 303-7208. International participants can listen to the call at (224) 357-2389.

The webcast will be archived on the website at http://investor.hms.com/events.cfm. Individuals can listen to the replay at (855) 859-2056.  International participants can listen to the replay at (404) 537-3406.  The passcode is 94674069. The replay will be available at Noon ET on February 22 through 11:59 p.m. ET on March 1, 2013.

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The HMS Form 10-K for the year ended December 31, 2012 will be filed and available on our website at http://investor.hms.com on or about March 1, 2013, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

About HMS Holdings Corp.

HMS Holdings Corp., through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and more than 150 Medicaid managed care plans; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the company’s services, clients recovered $3.2 billion in 2012, and saved billions more through the prevention of erroneous payments.

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Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes for these adjustments. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate,

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actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: regulatory actions, budgetary pressures and political influences that could affect the procurement practices and operations of healthcare organizations and agencies, reducing demand for our services; our ability to continue to secure contracts through the competitive bidding process and any related protests and to accurately predict the cost and time to complete such contracts; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our ability to manage our growth and its demands on our resources and infrastructure; our ability to successfully integrate our acquisitions; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the payment process and reduce the need for and price of our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; and, our ability to maintain effective information systems and protect them from damage or interruption.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is available at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by us in this press release speak only as of the date of this press release.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

( in thousands, except per share amounts)

( unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011

Revenue	$133,096	$99,667	$473,696	$363,826

Cost of services:
Compensation	42,058	32,009	161,547	126,613
Data processing	8,700	6,511	31,491	23,118
Occupancy	4,714	3,725	17,456	15,053
Direct project costs	14,699	11,971	55,272	42,517
Other operating costs	6,282	4,606	20,593	18,054
Amortization of acquisition related software and intangibles	8,104	3,402	32,551	8,450
Total cost of services	84,557	62,224	318,910	233,805

Selling, general & administrative expenses	11,377	17,218	55,274	49,150
Total operating expenses	95,934	79,442	374,184	282,955
Operating income	37,162	20,225	99,512	80,871

Interest expense	(4,073)	(540)	(16,561)	(605)
Other income/(expense), net	30	(82)	382	632
Interest income	1	15	12	65
Income before income taxes	33,120	19,618	83,345	80,963
Income taxes	13,134	8,487	32,829	33,178

Net income and comprehensive income	$19,986	$11,131	$50,516	$47,785

Basic income per common share:
Net income per share -basic	$0.23	$0.13	$0.59	$0.56

Weighted average common shares outstanding, basic	86,780	84,619	86,204	84,588

Diluted income per share:
Net income per share- diluted	$0.23	$0.13	$0.57	$0.55

Weighted average common shares outstanding, diluted	88,596	87,386	88,365	87,444

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

( in thousands, except per share and per share amounts)

( unaudited)

	December 31,	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$135,227	$97,003
Accounts receivable, net of allowance for doubtful accounts of $830 and $1,158, respectively and estimated allowance for appeals for $6,985 and $3,003, respectively	153,014	119,885
Prepaid expenses	14,283	6,602
Prepaid income taxes	—	2,418
Current portion of deferred financing costs	3,336	3,689
Other current assets	317	5,793
Net deferred tax asset	—	2,198
Total current assets	306,177	237,588

Property and equipment, net	129,327	127,177
Goodwill	370,774	361,786
Intangible assets, net	109,919	132,740
Deferred financing costs	5,867	9,203
Other assets	3,988	837
Total assets	$926,052	$869,331

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$40,867	$40,546
Acquisition related contingent consideration	588	2,300
Current portion of term loan	35,000	17,500
Deferred tax liabilities	2,398	—
Estimated liability for appeals	21,787	7,380
Total current liabilities	100,640	67,726

Long-term liabilities:
Deferred rent	500	1,085
Acquisition related contingent consideration	428	—
Term loan	297,500	332,500
Other liabilities	3,305	2,423
Deferred tax liabilities	60,805	74,360
Total long-term liabilities	362,538	410,368
Total liabilities	463,178	478,094

Shareholders’ equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $.01 par value; 125,000,000 shares authorized; 92,374,539 shares issued and 86,949,692 shares outstanding at December 31, 2012; 90,575,837 shares issued and 85,587,299 shares outstanding at December 31, 2011	923	906
Capital in excess of par value	271,962	240,241
Retained earnings	210,003	159,487
Treasury stock, at cost; 5,424,847 shares at December 31, 2012 and 4,988,538 shares at December 31, 2011	(20,014)	(9,397)
Total shareholders’ equity	462,874	391,237
Total libilities and shareholders’ equity	$926,052	$869,331

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2012 and 2011

( in thousands)

( unaudited)

	Year ended December 31,
	2012	2011
Operating activities:
Net income and comprehensive income	$50,516	$47,785
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,836	22,435
Stock-based compensation expense	9,116	8,376
Excess tax benefit from exercised stock options	(12,433)	(12,051)
Deferred income taxes	(6,323)	1,818
Allowance for doubtful debts	3,654	359
Change in fair value of contingent consideration	(2,300)	(273)
Loss on disposal of fixed assets	290	267
Changes in assets and liabilities:
Accounts receivable	(36,382)	(24,551)
Prepaid expenses	(7,670)	(1,081)
Prepaid income taxes	14,326	14,288
Other current assets	667	(538)
Other assets	(127)	113
Accounts payable, accrued expenses and other liabilities	462	(218)
Estimated liability for appeals	14,407	—
Net cash provided by operating activities	83,039	56,729

Investing activities:
Investment in certificate of deposit	—	(4,809)
Proceeds from redemption of certificate of deposit	4,809	—
Purchases of property and equipment	(25,222)	(18,477)
Investment in common stock	(3,024)	—
Acquisitions, net	(12,393)	(350,578)
Investment in capitalized software	(2,244)	(1,857)

Net cash used in investing activities	(38,074)	(375,721)

Financing activities:
Repayment of term loan	(17,500)	(39,480)
Proceeds from term loan	—	337,292
Deferred financing costs	—	(292)
Purchases of treasury stock	(10,617)	—
Payments on contingent consideration	(250)	—
Payments on capital lease obligation	(996)	—
Proceeds from exercise of stock options	11,973	12,744
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,784)	(1,156)
Excess tax benefit from exercised stock options	12,433	12,051

Net cash (used in)/provided by financing activities	(6,741)	321,159

Net increase in cash and cash equivalents	38,224	2,167
Cash and cash equivalents at beginning of year	97,003	94,836
Cash and cash equivalents at end of year	$135,227	$97,003

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$20,490	$17,474
Cash paid for interest	$13,236	$109
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$4,439	$5,294
Issuance of replacement awards in connection with HDI acquisition	$—	$3,799
Equipment purchased through capital leases	$2,127	$—

HMS HOLDINGS CORP. AND SUBSIDIARIES

( in thousands, except per share amounts)

( unaudited)

Reconciliation of Net income to EBITDA  and adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense ( adjusted EBITDA) was $49.1 million for the fourth quarter of 2012, an increase of 62.9% over the same period a year ago. Adjusted EBITDA for the fiscal year 2012 was $160.2 million, an increase of 42.6% over fiscal year 2011.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$19,986	$11,131	$50,516	$47,785

Net interest expense	4,072	525	16,549	540
Income taxes	13,134	8,487	32,829	33,178
Depreciation and amortization, net of deferred financing costs, included in net interest expense (income)	13,011	7,505	51,147	22,435
Earnings before interest, taxes, depreciation and amortization ( EBITDA)	50,203	27,648	151,041	103,938
Stock-based compensation expense	(1,078)	2,492	9,116	8,376
Adjusted EBITDA	$49,125	$30,140	$160,157	$112,314

Reconciliation of Net income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based  compensation expense and amortization of intangibles and for the related taxes ( adjusted EPS) was $0.27 for the fourth quarter of 2012, an increase of 58.8% over the same period a year ago. Adjusted EPS for the fiscal year 2012 was $0.86, an increase of 30.3% over fiscal year 2011.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$19,986	$11,131	$50,516	$47,785

Stock-based compensation expense, net of tax	(650)	1,405	5,525	4,944
Amortization of intangibles, net of tax	4,887	1,919	19,729	4,987
Subtotal	$24,223	$14,455	$75,770	$57,716

Weighted average common shares, diluted	88,596	87,386	88,365	87,444

Diluted GAAP EPS	$0.23	$0.13	$0.57	$0.55
Diluted adjusted EPS	$0.27	$0.17	$0.86	$0.66